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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                                October 26, 2000



                            QUORUM HEALTH GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                            (State of Incorporation)

            33-31717-A                          62-1406040
      ------------------------        ---------------------------------
      (Commission File Number)        (IRS Employer Identification No.)

            103 CONTINENTAL PLACE, BRENTWOOD, TENNESSEE      37027
              (Address of principal executive offices)    (Zip Code)

                                 (615) 371-7979
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                          if changed since last report)


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ITEM 5. OTHER EVENTS.

Flowers Hospital Home Health Qui Tam Settlement

On October 26, 2000 we completed settlement of a qui tam lawsuit which primarily involved allocation of costs at Flowers Hospital, Dothan, Alabama, to its home health services agency (CV-96-P-1638-S, N.D. Alabama). In addition to the settlement agreement, we entered into a five year corporate integrity agreement covering Flowers Hospital with the Department of Health and Human Services Office of Inspector General. We also paid approximately $18 million to the government in connection with the settlement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    QUORUM HEALTH GROUP, INC.



Date: November 2, 2000              By: /s/ Terry Allison Rappuhn
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                                        Terry Allison Rappuhn, Senior Vice
                                        President & Chief Financial Officer